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                                                                       Exhibit 5


May 30, 2001


Technisource, Inc.
1901 West Cypress Creek Road
Ft. Lauderdale, Florida  33309

         Re:   Technisource, Inc. (the "Company")
               Registration Statement on Form S-8

Ladies & Gentlemen:

         You have requested our opinion in connection with the above-referenced Registration Statement (the "Registration Statement") in connection with the registration for sale of an additional 500,000 shares (the "Plan Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company, which may be issued to participants in the Company's Long-Term Incentive Plan (the "Plan").

         We have reviewed copies of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

         Based upon and subject to the foregoing, we are of the opinion that the Plan Shares are duly authorized, and, when the Plan Shares are fully paid for in accordance with the terms and conditions set forth in the Plan or the agreement pursuant to which such Plan Shares are issued outside the Plan, such Plan Shares will be, assuming no changes in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                      Very truly yours,

                                                      HOLLAND & KNIGHT LLP


                                                      /s/ Holland & Knight LLP